UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2001

001-6926

(Commission File Number)

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C. R. BARD, INC.

(Exact name of registrant as specified in its charter)

New Jersey 22-1454160

(State of incorporation) (IRS Employer Identification No.)

730 Central Avenue, Murray Hill, New Jersey 07974

(Address of principal executive offices)

(908) 277-8000

(Registrant's telephone number)

Item 5. Other Events.

In accordance with the Agreement and Plan of Merger by and among Tyco Acquisition Corp. XXII (NV), a subsidiary of Tyco International Ltd., S2 Mergersub Inc. and C. R. Bard, Inc., dated as of May 29, 2001 (the "Merger Agreement"), the Average Share Price (as defined in the Merger Agreement) of Tyco common shares over the five consecutive trading days ending on August 2, 2001, the third trading day immediately preceding Bard's special meeting to approve the merger, was $53.1904. Thus, pursuant to the Merger Agreement the Exchange Ratio (the number of Tyco common shares to be received for each share of Bard common stock in the merger) has been fixed at 1.1280 Tyco common shares.

 Pursuant to the requirement of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 3, 2001

C. R. BARD, INC.

By: C. P. Slacik /s/

Name: C. P. Slacik

Title: Senior Vice President and Chief Financial Officer